Exhibit 99.2

Mallinckrodt plc (in examinership) Receives U.S. Court Approval for Financial Restructuring Plan

DUBLIN, October 10, 2023 – Mallinckrodt plc (in examinership) (OTCMKTS: MNKTQ) (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today announced that its Plan of Reorganization (the “Plan”) has been confirmed by the U.S. Bankruptcy Court for the District of Delaware, positioning the Company to emerge from Chapter 11 by the end of the year.

Siggi Olafsson, President and Chief Executive Officer of Mallinckrodt, said, “We are pleased to achieve this important milestone and look forward to moving ahead as a stronger company. With substantially less debt and additional financial flexibility, we will be better positioned for the future as we continue delivering therapies that improve outcomes for patients with severe and critical conditions and executing on our strategic priorities. We appreciate the significant support of our financial stakeholders, which has enabled us to reach this point quickly and without interruption to our patients, customers, employees or business partners.”

Mallinckrodt’s Plan of Reorganization is supported by a substantial majority of its financial stakeholders, including holders of approximately 90% of its first and second lien debt and the Opioid Master Disbursement Trust II (the “Trust”), as part of a previously announced Restructuring Support Agreement.

Upon emergence, Mallinckrodt will eliminate approximately $1.9 billion of total funded debt and ownership of the business will transition to the Company’s creditors. In addition, the Company’s obligations to the Trust will be satisfied on terms agreed with the Trust, including through a $250 million payment made to the Trust prior to the Chapter 11 filing, among other consideration.

As previously announced, Mallinckrodt’s directors initiated examinership proceedings in Ireland on September 20, 2023. These proceedings, which are required to implement certain Irish law aspects of the Company’s financial restructuring and allow for emergence, are expected to take between two and three months to complete.

Mallinckrodt expects to formally emerge from Chapter 11 in the fourth quarter of 2023, following the completion of the Irish examinership proceedings and once all conditions of the Plan are satisfied or waived. Until that time, the Company remains under the U.S. Bankruptcy Court’s jurisdiction.

Additional Information

Additional information is available on Mallinckrodt’s restructuring website at www.MNKrestructuring.com.

Court filings and other important information, which may be material, related to the proceedings are available on a separate website administrated by the Company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/mallinckrodt2023; by calling Kroll representatives toll-free at +1-844-245-7926, or +1-646-440-4855 for calls originating outside of the U.S. or Canada; or by emailing Kroll at mallinckrodt2023info@ra.kroll.com.

Vendors, suppliers and trade partners should direct any inquiries to the Company at +1-908-238-5650 or Supplier.Inquiry@mnk.com.

Latham & Watkins LLP, Wachtell, Lipton, Rosen & Katz, Arthur Cox LLP, Richards, Layton & Finger PA, and Hogan Lovells US LLP are serving as Mallinckrodt’s counsel. Guggenheim Securities, LLC is serving as investment banker, and AlixPartners LLP is serving as restructuring advisor.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the bankruptcy process, the ability of Mallinckrodt and its subsidiaries to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 cases; the ability of Mallinckrodt and its subsidiaries to consummate the Plan within the Company’s currently expected timeline or at all; the effects of the Chapter 11 cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the ability of Mallinckrodt and its subsidiaries to operate their respective businesses during the pendency of the Chapter 11 cases; the consummation of the transactions contemplated by the Restructuring Support Agreement (“RSA”) and the Plan, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the RSA, the Plan or otherwise; the occurrence of events that may give rise to a right of any of the parties to terminate the RSA or the Plan, and the ability of the parties thereto to satisfy the other conditions of the RSA or the Plan, as applicable, including satisfying the milestones specified in the RSA and completion of the Irish examinership process; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following the Company’s anticipated emergence upon completion of, the Chapter 11 cases, as well as perceptions of the Company’s increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even if the Plan is successfully consummated; the nondischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the pre-petition indebtedness has been restructured and in light of the Plan; developing, funding and executing Mallinckrodt’s business plan and ability to continue as a going concern; Mallinckrodt’s capital structure upon completion of the Chapter 11 cases; the comparability of Mallinckrodt’s post-emergence financial results to its historical results and the projections disclosed in connection with the transactions contemplated by the RSA; and attraction and retention of key personnel in light of the Chapter 11 cases.

The “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023 and March 31, 2023, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt’s website at http://www.sec.gov and http://www.mallinckrodt.com respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Daniel Speciale

Senior Vice President, Finance and CFO, Specialty Generics

+1-314-654-3638

daniel.speciale@mnk.com

Derek Belz

Vice President, Investor Relations

+1-314-654-3950

derek.belz@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon

Joele Frank, Wilkinson Brimmer Katcher

+1-212-355-4449

Government Affairs

Derek Naten

Vice President, Government Affairs

+1-202-459-4143

derek.naten@mnk.com

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. ©2023.